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                                                                   EXHIBIT 10.38

                            ASYST TECHNOLOGIES, INC.
                 COMPENSATION PROGRAM FOR NONEMPLOYEE DIRECTORS
                             EFFECTIVE JULY 1, 2003

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                  PROGRAM ELEMENT                                                       DESCRIPTION
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
Sign-on grant for new directors                            Continue with current program of grant of stock with a value equal to $120,000, vesting monthly over 36 months from the date of grant.
                                                           Such stock may not be sold until after the recipient has ceased to be a board member.

Annual cash retainer                                       $35,000

Board meeting fees                                         $2,000 or $1,000 if by telephone

Committee meeting fees                                     $1,000 or $500 if by telephone, when such meeting is as a meeting of
-- Audit                                                   the committee
-- Compensation
-- Nominating and
    Governance(A)

Committee membership annual retainer                       $5,000
-- Audit                                                   $5,000
-- Compensation

Committee chairman annual retainer                         Audit: $10,000 for chairman; $10,000 for designated financial
-- Audit                                                   expert (if not the chairman).
-- Compensation                                            Compensation: $7,500

Annual stock option grant (including Black-Scholes         Granted on 4/1/03 - 25,000 stock options for fiscal year ending
expected value                                             3/31/04 at an exercise price of $5.05, vesting monthly from date of grant to end of fiscal year. Future grants of stock and or stock
Annual restricted stock award                              options to be determined after review of current practices and approval of new stock option plan by shareholders.

Fees for special project work                              None in U.S.
                                                           $5,000 per assignment out of the country.

Additional annual cash retainer for future position        To be determined at time of election.
of Lead Director                                           Dependent on required involvement.
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(A)   Nominating Committee comprises all non-employee directors and receives only committee meeting fees, when such a meeting is convened as a meeting of the
Nominating Committee.

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